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                                                                    Exhibit 23.1




                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Meridian Bancorp, Inc. Savings Plan of CoreStates Financial Corp of our report dated January 17, 1996, with respect to the consolidated financial statements of CoreStates Financial Corp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP

                                                  Ernst & Young LLP


Philadelphia, Pennsylvania
April 23, 1996